Exhibit 99.1
IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

x

In re:	:	Chapter 11
:
ISOLAGEN, INC. et al1.	:	Case No. 09-12072 (MFW)
:
Debtors.	:	Jointly Administered
:
	x	Ref. Docket No. 10

INTERIM ORDER (I) AUTHORIZING AND APPROVING DEBTORS’
POST-PETITION FINANCING; (II) GRANTING LIENS AND SECURITY
INTERESTS AND PROVIDING SUPERPRIORITY ADMINISTRATIVE EXPENSE STATUS; (III) MODIFYING AUTOMATIC STAY; AND
(IV) SCHEDULING FINAL HEARING
This matter is coming before this Court on the Debtors’ Motion for Entry and Approval of Interim and Final Orders: (I) Authorizing and Approving Postpetition Financing; (II) Granting Liens and Security Interests and Providing Superpriority Administrative Expense Status; (III) Modifying Automatic Stay; and (IV) Scheduling Final Hearing, Pursuant to 11 U.S.C. § § 105, 362, 363 and 364 and Federal Rules of Bankruptcy Procedure 2002 and 4001(c) and (d) (the “Motion”) at an interim hearing on June 17, 2009 (the “Interim Hearing”). The Motion requests the entry of an interim order (the “Interim Order”):
(a) authorizing and approving, pursuant to Sections 105, 361, 362, 363, and 364 of the United States Bankruptcy Code, 11 U.S.C. § § 101, et seq. (the “Bankruptcy Code”) and Rules 2002, 4001 and 9014 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), postpetition financing (the “DIP Facility”), from Viriathas Services LLC Series as agent (the “DIP Agent”) for the group of lenders identified in the DIP Facility (and, together with their successors, assigns and transferees, the “DIP Lenders”) to (i) fund, among other things, ongoing working capital needs of the Debtors, and (ii) pay fees and expenses (including, without limitation, reasonable attorneys’ fees and expenses) owed to the DIP Lenders under the DIP Facility and the other DIP Facility Documents (as defined below);

[1]	The Debtors are Isolagen, Inc. and Isolagen Technologies, Inc.

(b) authorizing the Debtors to enter into and comply in all respects with the DIP Facility and the other DIP Facility Documents, and approving all of the terms and conditions of the DIP Facility and the other DIP Facility Documents;
(c) declaring that the financing under the DIP Facility, including, without limitation, as to all principal, accrued interest, unpaid fees and expenses, indemnification, and all other amounts due from time to time under the documents referred to below, including the Obligations2 (collectively, the “DIP Facility Obligations”):
(i) have priority, pursuant to Bankruptcy Code § 364(c)(1), over any and all administrative expenses, subject only to the Carve-Out (as defined below), which allowed superpriority claims of the DIP Lenders shall be payable from and have recourse to all prepetition and postpetition property of the Debtors, as provided for herein; and

[2]	Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the DIP Facility Documents.

(ii) pursuant to Bankruptcy Code § § 364(c)(2), (c)(3) and (d), are and are deemed to be secured by valid, binding, continuing, enforceable, fully perfected and unavoidable first priority senior security interests in, and liens upon (all such liens and security interests granted to the Agent for the ratable benefit of the DIP Lenders, pursuant to this Interim Order and the DIP Facility Documents, the “DIP Facility Liens”), all Collateral of the Borrowers (but specifically excluding the Pre-Petition Collateral which was pledged to the Pre-Petition Lenders), including all affiliate indebtedness, all Intellectual Property, all receivables, all leaseholds (subject to entry of the Final Order and provided that the Borrowers shall not be required to deliver or record real property leasehold mortgages), all license and other contract rights; and all products and proceeds of any of the foregoing, including insurance policies and proceeds and shall include all assets defined as “Collateral” in the Financing Orders or any Security Documents (each of the foregoing, the “Collateral”), subject to the provisions of paragraphs 7 and 9 below;
(d) to the extent required, authorizing the Debtors’ use of the Pre-Petition Lenders (as defined below) cash collateral and granting adequate protection under Bankruptcy Code § § 105, 361, 362 and 363
(e) declaring, pursuant to Bankruptcy Rule 4001, that a final hearing (the “Final Hearing”) be held before this Court to consider entry of order authorizing and granting the relief requested in the Motion on a final basis (the “Final Order”); and
(f) granting of certain related relief.

The Court having found that due and appropriate notice, under the circumstances, of the Motion, the relief requested therein, the material terms of this Interim Order and the Interim Hearing was provided by the Debtors pursuant to Bankruptcy Rules 4001(b) and 4001(c)(1), on, among others, the following parties: (a) the office of the United States Trustee for the District of Delaware (the “U.S. Trustee”); (b) the entities listed on the Consolidated List of Creditors Holding the 20 Largest Unsecured Claims filed pursuant to Bankruptcy Rule 1007(d); (c) the Internal Revenue Service and (d) all parties with liens in the Collateral (collectively, the “Interim Notice Parties”); the Court having held the Interim Hearing on June  __, 2009, having considered all the pleadings filed with this Court and having overruled all unresolved objections to the relief requested in the Motion; and upon the record made by the Debtors at the Interim Hearing, including the Motion and other filings and pleadings in the Debtors’ Chapter 11 cases, and after due deliberation and consideration, and good and sufficient cause appearing therefor:
THE COURT HEREBY MAKES THE FOLLOWING FINDINGS OF FACT AND CONCLUSIONS OF LAW:
A. Petition Date. On June 15, 2009 (the “Petition Date”), each of the Debtors filed voluntary petitions under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court” or this “Court”). The Debtors continue to operate their businesses and manage their properties as debtors-in-possession pursuant to Bankruptcy Code § § 1107 and 1108.
B. Jurisdiction and Venue. This Court has core jurisdiction over the Debtors’ Chapter 11 cases, this Motion and the parties and property affected hereby pursuant to 28 U.S.C. § § 157(b) and 1334. Venue is proper before this Court pursuant to 28 U.S.C. § § 1408 and 1409.
C. Notice. Notice of the Interim Hearing, the Motion and proposed entry of this Interim Order has been provided to the Interim Notice Parties. Under the urgent circumstances, requisite notice of the Motion and the relief requested thereby and this Interim Order has been provided in accordance with Bankruptcy Rules 4001(b) and (c) and 9014, which notice is sufficient for this Motion, and the entry of the Interim Order, and no further notice of, or hearing on, the Motion or this Interim Order is necessary or required.
D. Creditors’ Committee. As of the date hereof, the U.S. Trustee has not appointed a Creditors’ Committee in accordance with Bankruptcy Code § 1102.

E. The Debtors’ Stipulations as to Existing Secured Debt. Subject to the limitations contained in paragraph 9 of this Interim Order, the Debtors, for themselves, and all representatives of the Debtors, admit, stipulate, acknowledge and agree that:
(a) Prior to the Petition Date, certain lenders (the “Pre-Petition Lenders”) advanced funds in the aggregate amount of $500,417 to Isolagen, Inc. under certain Secured Promissory Note and Security Agreements, each dated April 30, 2009 (the “Pre-Petition Secured Note”) (together with ancillary security documents, the “Pre-Petition Loan Documents”). On the same date, the Pre-Petition Lenders entered into that certain Collateral Rights Agreement herein Viriathus Holdings LLC, Viriathus Services LLC Series was appointed collateral agent for the Pre-Petition Lenders (the “Pre-Petition Agent”).
(b) As collateral for the Pre-Petition Indebtedness, Isolagen, Inc. granted to the Pre-Petition Lenders first-priority security and collateral interests in and liens upon (collectively, the “Pre-Petition Liens”) the Isolagen, Inc.’s equity interests in a non-debtor entity known as Agera Laboratories, Inc. which interests were pledged to the Pre-Petition Lenders (the “Pre-Petition Collateral”).
(c) As of the Petition Date, Isolagen, Inc. was indebted to the Pre-Petition Lenders in the aggregate principal amount of not less than $500,471.00 plus accrued interest with respect thereto and any fees, expenses, costs and charges (the “Pre-Petition Obligations”) provided under the Pre-Petition Loan Documents.
(d) The Pre-Petition Obligations constitute the legal, valid and binding obligations of Isolagen, Inc., enforceable in accordance with their terms (other than in respect of the stay of enforcement arising from Bankruptcy Code § 362).

(e) No portion of the Pre-Petition Obligations is subject to avoidance, reduction, recharacterization, disallowance, disgorgement, counterclaim, counterclaim, surcharge or subordination pursuant to the Bankruptcy Code or applicable nonbankruptcy law.
(f) The Pre-Petition Liens in and to the Pre-Petition Collateral constitute valid, binding, enforceable, and perfected first-priority liens in and to the Pre-Petition Collateral, subject only to the liens described in the Pre-Petition Loan Agreement, if any, and are not subject to avoidance, reduction, recharacterization, disallowance, disgorgement, counterclaim, surcharge or subordination pursuant to the Bankruptcy Code or applicable non-bankruptcy laws.
(g) The Debtors hereby forever release, any claims, counterclaims, causes of action, defenses or setoff rights, whether arising under the Bankruptcy Code or otherwise against the Pre-Petition Lenders, the Pre-Petition Agent and the DIP Lenders, and their respective affiliates, partners, members, agents, officers, directors, employees, attorneys and advisors, limited to their capacities as such for the Pre-Petition Lenders, the Pre-Petition Agent and the DIP Lenders, whether arising under or in connection with the Pre-Petition Loan Documents or the transactions contemplated thereunder, the Pre-Petition Indebtedness or the Pre-Petition Liens, including, without limitation, any right to assert any disgorgement or recovery.
(h) The foregoing acknowledgments, stipulations and agreements are subject only to the rights of any official committee of unsecured creditors appointed in these cases (the “Creditors’ Committee”) and parties in interest pursuant to paragraph 9 below.

F. Findings Regarding Postpetition Financing.
(a) Debtors’ Request. The Debtors have requested from the DIP Lenders, and the DIP Lenders are willing to extend, certain loans, advances and other financial accommodations, as more particularly described and on the terms and conditions set forth in this Interim Order and the DIP Facility Documents.
(b) Need for Postpetition Financing. The Debtors have an immediate need to obtain the DIP Facility in order to permit, among other things, the orderly continuation of the operation of their businesses and the management and preservation of Debtors’ assets and properties, to maintain business relationships with vendors, suppliers and customers, to make payroll, to satisfy other working capital and operational needs and maintain the going concern value of the Debtors’ estates. Without such cash and credit, the Debtors’ estates would be irreparably harmed.
(c) No Credit Available on More Favorable Terms. The Debtors represent that they are unable to obtain sufficient financing from sources other than the DIP Lenders on terms more favorable than under the DIP Credit Agreement (as defined below and in substantially the form attached hereto as Exhibit 1, subject only to non-material modifications as may be agreed to by the parties thereto) and any and all documents and instruments delivered pursuant thereto or in connection therewith (inclusive of the DIP Credit Agreement, the “DIP Facility Documents”) and are not able to obtain sufficient unsecured credit allowable as an administrative expense under Bankruptcy Code § 503(b)(1). The Debtors are also unable to obtain unsecured credit with the enhanced priority afforded by Bankruptcy Code § 364(c)(1). New credit is unavailable to the Debtors without providing the DIP Lenders with (a) the Super-Priority Claims and (b) the DIP Facility Liens as provided herein and in the DIP Facility Documents.

(d) Budget. The Debtors have prepared and delivered the Agreed Budget to the DIP Lenders, a copy of which Agreed Budget is attached hereto as Exhibit 2. Such Agreed Budget has been thoroughly reviewed by the Debtors. The Debtors represent that the Agreed Budget is intended to provide payment for all reasonably anticipated costs and expenses incurred, authorized, or arising in these cases and will allow the Debtors to operate their businesses and otherwise conduct their Chapter 11 cases. The DIP Lenders are relying upon the Debtors’ compliance with the Agreed Budget in accordance with the Interim Order in determining to enter into the DIP Financing Documents and the postpetition financing arrangements provided for herein; provided, however, that it is understood by and between DIP Lenders and the Debtors that any funding overage in any line-item or time period in the Agreed Budget may be used to satisfy a funding shortage in any other line-item or time period, so long as the total amounts set forth in the Agreed Budget do not vary from the budgeted amounts by more than an aggregate of 10%.
(e) Cash Collateral. The Debtors stipulate, agree and acknowledge, subject to the rights of any Creditors’ Committee or other party in interest pursuant to paragraph 9 below any amounts (if any) generated by the sale of Pre-Petition Collateral, constitute proceeds of the Pre-Petition Collateral and are cash collateral of the Pre-Petition Lender within the meaning of Bankruptcy Code § 363(a) (the “Cash Collateral”). The Pre-Petition Lenders are entitled, pursuant to Bankruptcy Code § § 361, 363(c)(2), 363(e) and 364(d)(1), to adequate protection of their interests in the Pre-Petition Collateral, in an amount equal to the sum of, without duplication, the aggregate amount of diminution in value of the Pre-Petition Collateral, whether by depreciation, use, sale, loss, decline in market price or otherwise. The Pre-Petition Lenders have indicated a willingness to consent and agree to allow the Debtors to use their Cash Collateral and provide financing to the Debtors through the date of the Final Hearing on the Motion, subject to (i) the entry of this Interim Order, (ii) the terms and conditions of the DIP Credit Agreement and the DIP Facility Documents, (iii) the terms and conditions of all “First-Day Orders” being, in form and substance, reasonably satisfactory to the Pre-Petition Lender and (iv) findings by the Court that such postpetition financing is essential to the Debtors’ estates, that the terms of such financing were negotiated in good faith and at arm’s length, and that the DIP Lenders’ DIP Facility Liens and Super-Priority Claims, and other protections granted pursuant to this Interim Order and the DIP Facility Documents will not be affected by any subsequent reversal, modification, vacatur, or amendment of this Interim Order or any other order, as provided in Bankruptcy Code § 364(e).

(f) Business Judgment and Good Faith Pursuant to Section 364(e). Based on the record of the Interim Hearing and the terms of the DIP Facility Documents, this Interim Order and the use of Cash Collateral (if any) are entirely fair, just and reasonable under the circumstances, ordinary and appropriate for secured financing to debtors-in-possession, reflect the Debtors’ exercise of prudent business judgment consistent with their fiduciary duties and constitute reasonably equivalent value and fair consideration. The use of Cash Collateral (if any) and the terms of the DIP Credit Agreement and the other DIP Facility Documents have been negotiated in good faith and at arm’s length among the Debtors, the Pre-Petition Lender and the DIP Lenders, with all parties represented by counsel, and any credit extended, loans made, and other financial accommodations extended to the Debtors by the Pre-Petition Lender or the DIP Lenders shall be deemed to have been extended, issued, or made, as the case may be, in “good faith” as that term is used in Bankruptcy Code § 364(e) and in express reliance upon the protections afforded by Bankruptcy Code § 364(e) in the event that this Interim Order or any provision hereof is vacated, reversed or modified, on appeal or otherwise.
(g) Good Cause, Immediate Entry. The Debtors represent that the relief requested by the Motion is necessary, essential and appropriate and is in the best interests of and will benefit the Debtors, their estates and their creditors as its implementation will, among other things, provide the Debtors with the necessary liquidity to (i) minimize disruption to the Debtors’ businesses and on-going operations, (ii) preserve and maximize the value of the Debtors’ estates for the benefit of all of the Debtors’ creditors, and (iii) avoid immediate and irreparable harm to the Debtors, their creditors, their businesses, their employees, and their assets. Thus, good cause has been shown for the immediate entry of this Interim Order pursuant to Bankruptcy Rules 4001(b)(2) and 4001(c)(2).

Based upon the foregoing, and after due consideration and good cause appearing therefor:
IT IS ORDERED, ADJUDGED AND DECREED, that:
1. Motion Granted. The Motion is granted in accordance with Bankruptcy Rule 4001(c)(2) to the extent provided in this Interim Order. This Interim Order shall become effective immediately upon its entry.
2. Objections Overruled. All objections to the entry of this Interim Order are withdrawn or resolved by the terms hereof or, to the extent not resolved, are overruled.
3. Authorization of the DIP Financing Documents. Upon finalizing and executing that certain Senior Secured Super-Priority Credit Agreement (the “DIP Credit Agreement”) by and among the Debtors and the DIP Lenders (subject only to non-material modifications as may be agreed to by the parties thereto), and provided that the Debtors are not in default under the terms of this Interim Order, the Debtors are immediately authorized to borrow under the DIP Facility an interim amount not to exceed $1.0 million, and to continue to operate their businesses, in accordance with the terms of this Interim Order, the DIP Credit Agreement and the DIP Facility Documents. Upon execution and delivery of the DIP Facility Documents, the DIP Facility Documents shall constitute and are hereby deemed to be legal, valid, and binding obligations of the Debtors and the Debtors’ estates, enforceable against the Debtors and their estates in accordance with the terms of the DIP Facility Documents and this Interim Order.

4. Execution and Compliance with DIP Facility Documents. The Debtors are authorized and directed to execute, deliver, perform and comply with all of the terms and covenants of the DIP Credit Agreement and DIP Facility Documents, each of which constitutes valid, binding, enforceable and non-avoidable obligations of the Debtors for all purposes during the Debtors’ Chapter 11 cases, any subsequently converted case of any Debtor under Chapter 7 of the Bankruptcy Code or after the dismissal or reorganization of any Debtor’s Chapter 11 case to the extent allowable by applicable law. The Debtors are authorized and directed to perform all acts, and execute and comply with the terms of all instruments and documents (including, without limitation, the execution of security agreements, mortgages and financing statements), as the DIP Lenders may reasonably require as evidence of and for the protection of the Obligations and the Collateral or which may be otherwise deemed necessary by the DIP Lenders to effectuate the terms and conditions of this Interim Order and the DIP Facility Documents. Any fees or expenses due and payable to the professionals retained by the agent to the DIP Lenders shall be subject to review and comment by the U.S. Trustee and the Creditors’ Committee, if appointed. Prior to receiving payment, any such professional shall provide the U.S. Trustee and the Creditors’ Committee with an invoice setting forth the fees and expenses for which payment is sought, and the U.S. Trustee and the Creditors’ Committee shall have ten (10) days to object to said fees and expenses with any such objection, if not resolved consensually, to be resolved by the Court. The Debtors will pay any undisputed fees and expenses after the expiration of the relevant notice period, or upon receiving confirmation that any dispute has been resolved, or is ordered by the Court.

5. Super-Priority Claims. As security for the DIP Facility Obligations now existing or hereafter arising pursuant to the DIP Facility, the DIP Facility Documents and this Interim Order, to the extent the DIP Facility Liens do not satisfy the DIP Facility Obligations, the DIP Lenders are granted allowed super-priority administrative claims pursuant to Bankruptcy Code § 364(c)(1), which claims shall have the highest priority in right of payment over any and all other obligations, liabilities and indebtedness of the Debtors, now in existence or hereafter incurred by any of the Debtors and over any and all administrative expenses or priority claims of the kind specified in, or ordered pursuant to, inter alia, Bankruptcy Code § § 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b), 726, 364(c)(1) or any other provision of the Bankruptcy Code (the “Super-Priority Claims”), whether or not such expenses or claims may become secured by a judgment lien or other non-consensual lien, levy or attachment, which allowed claims shall be payable from and have recourse to all pre- and post-petition property of the Debtors and all proceeds thereof, provided, however, that the Super-Priority Claims shall be subordinate to the Carve-Out to the extent specifically provided for in paragraph 7 of this Interim Order.
6. DIP Facility Liens. As security for the DIP Facility Obligations, pursuant to Bankruptcy Code §§ 364(c)(2), (c)(3), and (d) and by the consent of the Pre-Petition Lenders and the Pre-Petition Agent, the Administrative Agent shall have for the ratable benefit of each of the DIP Lenders, and is hereby granted (effective and perfected upon the date of this Interim Order and without the necessity of the execution by the Debtors or the filing or recordation of mortgages, security agreements, control agreements, pledge agreements, lock box agreements financing statements, or otherwise) the following DIP Facility Liens (provided, however that such liens and security interests shall not include Avoidance Actions or the proceeds thereof until the entry of the Final Order):
(a) pursuant to Bankruptcy Code § 364(c)(2), valid, perfected, enforceable and non-avoidable first priority liens on and security interests in all Collateral of the Debtors that is not subject to valid, perfected, enforceable and non-avoidable liens as of the Petition Date including, without limitation, avoidance actions under Chapter 5 of the Bankruptcy Code and the proceeds thereof upon entry of the Final Order;

(b) pursuant to Bankruptcy Code § 364(c)(3), valid, perfected, enforceable and non-avoidable second priority or other junior liens on and security interests in all now owned or hereafter acquired assets and property of the Debtors that are subject to valid, perfected, enforceable and non-avoidable liens in existence on the Petition Date or to valid liens in existence on the Petition Date (other than (x) the Pre-Petition Collateral and (y) any assets and property that are subject to the existing liens as referred to in subparagraph (c) below, which existing liens shall be primed as provided therein); and
(c) subject to a Final Order, pursuant to Bankruptcy Code § 364(d), valid, perfected, enforceable and non-avoidable first priority senior priming liens on and security interests in the Collateral, other than the Pre-Petition Collateral.
(d) In the event of the occurrence of an Event of Default (as defined below), or an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default (a “Default”), the DIP Facility Liens shall be subject only to the payment of the Carve-Out (as defined below).

7. Carve-Out. Liens, security interests and super-priority administrative expense claims of the Pre-Petition Lender, the Pre-Petition Agent and the DIP Lenders shall be subject and subordinate only to (a) amounts payable pursuant to 28 U.S.C. § 1930(a)(6) and any fees payable to the clerk of the Court (collectively, the “UST/Clerk Fees”); and (b) up to (1) $200,000 for fees and expenses payable to counsel retained by the Debtors, subject to Bankruptcy Court approval, which amount includes all fees required to complete and administer these cases (2) $97,500 for fees and expenses of other professionals retained by the Debtors and (3) $50,000 for fees and expenses payable to professionals retained by any committee in the Chapter 11 Cases, subject to Bankruptcy Court approval (collectively, the “Professional Expense Cap,” and together with the UST/Clerk Fees, the “Carve-Out”); provided, however, that any payments actually made to such professionals under Sections 330 or 331 of the Bankruptcy Code or any other provision of the Bankruptcy Code or order of the Bankruptcy Court shall reduce the Professional Expense Cap on a dollar-for-dollar basis, it being expressly understood that any prepetition retainers held by Professionals shall not count against, and shall not reduce, the Professional Expense Cap; provided, further, however, that all such retainers shall be exhausted prior to Debtors’ payment of any amounts subject to the Professional Expense Cap. The Carve-Out shall be free and clear of all liens, claims and encumbrances granted hereunder and shall be subject only to the allowed claims of the professionals for such fees and expenses as may be awarded by the Court under Bankruptcy Code § § 327 or 328; provided, however, the Carve-Out cannot be used for the payment or reimbursement of any fees or disbursements of the Debtors or the Creditors’ Committee or any other party-in-interest incurred in connection with the assertion or joinder in any claim, counter-claim, action, proceeding, application, motion, objection, defense or other contested matter, the purpose of which is to seek any order, judgment, determination or similar relief: (1) invalidating, setting aside, avoiding, subordinating, in whole or in part, the DIP Facility Obligations or the Pre-Petition Indebtedness or lien and security interest securing the DIP Facility Obligations or the Pre-Petition Indebtedness; or (2) preventing, hindering or delaying, whether directly or indirectly, the assertion by the Pre-Petition Lender or the DIP Lenders or enforcement by the Pre-Petition Lender or the DIP Lenders or enforcement by the Pre-Petition Lender or the DIP Lenders of its liens or realization upon any of the respective collateral; or (3) challenging the postpetition liens or claims seeking an affirmative recovery from the Pre-Petition Lender or the DIP Lenders; provided that the Carve-Out may be used to investigate the Pre-Petition Indebtedness and the validity and perfection of the liens and security interests securing the Pre-Petition Indebtedness. For the avoidance of any doubt, the distribution of the Carve-Out set forth above shall be deemed an agreed upon distribution of assets and/or proceeds that would otherwise be distributable to the DIP Lenders based upon the liens, claims and interests granted herein and in the DIP Facility.

8. Fees and Expenses of Professionals. The Debtors shall be permitted to pay the compensation and reimbursement of fees and expenses allowed and payable under Bankruptcy Code §§ 328, 330 and 331, as the same may be due and payable and as are otherwise permitted under this Interim Order and the DIP Credit Agreement. Nothing contained herein is intended to constitute, nor should be construed as consent to the allowance of any fees, disbursements or expenses by any party and nothing herein shall affect the ability or right of the Debtors, the Creditors’ Committee, or any other party in interest to object to the allowance and payment of any amounts incurred or requested.
9. Pre-Petition Lien/Claim Challenge. The stipulations and admissions contained in this Interim Order shall be binding upon the Debtors and their estates in all circumstances, subject to the terms of this paragraph. The Creditors’ Committee or another party in interest shall have until the earlier of (i) seventy-five (75) days from the Petition Date and (ii) for any Creditors’ Committee, if formed, sixty (60) days from the date of such Creditors’ Committee’s formation within which to commence an adversary proceeding (collectively, a “Pre-Petition Lien/Claim Challenge”) with respect to the validity, priority, extent, perfection, and enforceability of the Pre-Petition Liens or the Pre-Petition Indebtedness, or any other claims or causes of action against the Pre-Petition Lender and DIP Lenders relating to the Pre-Petition Loan Documents. If such a Pre-Petition Lien/Claim Challenge is not timely commenced within such applicable period set forth above, (a) the stipulations contained in paragraph E of this Interim Order shall be irrevocably binding on the estates, the Creditors’ Committee and all parties in interest (including without limitation a receiver, administrator, or trustee appointed in these cases or in any jurisdiction), (b) the Pre-Petition Liens in the Pre-Petition Collateral or the Pre-Petition Indebtedness and the Pre-Petition Lender’s and the DIP Lenders’ liens upon and security interests in the Collateral described in the Credit Agreement shall be recognized and allowed as valid, binding, in full force and effect, not subject to any claims, counterclaims, setoff or defenses and perfected, (c) the Creditors’ Committee and any other party in interest (including without limitation a receiver, administrator, or trustee appointed in these cases or in any jurisdiction) shall thereafter be forever barred from bringing any Pre-Petition Lien/Claim Challenge, and (d) the Pre-Petition Lender and the DIP Lenders and their respective agents, officers, directors and employees, limited to their capacities as such for the Pre-Petition Lender and the DIP Lenders, shall be deemed released and discharged from all claims and causes of action of any kind, nature or description arising at any time immediately prior to the Petition Date, and all of Debtors’ acknowledgements, releases and waivers of claims granted to or in favor of the Pre-Petition Lender or the DIP Lenders relating to the Pre-Petition Loan Documents in accordance with this Interim Order shall be binding upon all parties-in-interest in the Debtors’ Chapter 11 cases and/or in any subsequently converted case(s) under Chapter 7 of the Bankruptcy Code. Nothing in this Interim Order shall be deemed to confer or deny standing to commence an action on the Creditors’ Committee.
10. Waiver of 506(c) Claims Against the Pre-Petition Lender and the DIP Lenders. Except for the Carve-Out, and subject to entry of a Final Order, no costs or expenses of administration which already have been, or may hereafter be, incurred in the Debtors’ Chapter 11 cases or in any subsequently converted case under Chapter 7 of the Bankruptcy Code shall be charged or asserted by the Debtors against the Pre-Petition Lender or the DIP Lenders, their claims or the Collateral (including the Pre-Petition Collateral), pursuant to Bankruptcy Code § § 105 or 506(c) or otherwise except as provided for in the DIP Credit Agreement.

11. Restrictions on Use of Proceeds. Proceeds of the DIP Loans shall be utilized to pay for the operating expenses of the Debtors (including, without limitation, payments of fees and expenses to professionals under sections 330 and 331 of the Bankruptcy Code and administrative expenses of the kind specified in section 503(b) of the Bankruptcy Code incurred in the ordinary course of business of the Debtors) the other costs and expenses of administration of the Chapter 11 Cases and any other costs and expenses, all of which shall be in accordance with the Agreed Budget and consistent with the terms and conditions of the DIP Facility Documents; provided, however, that nothing herein shall in way prejudice or prevent the DIP Agent or the DIP Lenders from objecting, for any reason, to any requests, motions or applications made in the Bankruptcy Court, including any applications for interim or final allowances of compensation for services rendered or reimbursement of expenses incurred under clause (a) of Section 105, or Section 330 or 331 of the Bankruptcy Code, by any party in interest. For the avoidance of doubt, no proceeds of any DIP Loans or any cash collateral shall be available for any fees or expenses incurred in connection with the initiation or prosecution of any claims, causes of action, adversary proceedings or other litigation against (i) the DIP Agent, the DIP Lenders, the Pre-Petition Agent, or the Pre-Petition Lender, or (ii) in connection with challenging, invalidating, disallowing, recharacterizing, setting aside, avoiding, subordinating, in whole or in part, or taking or attempting to take any other action to render unenforceable, the Pre-Petition Lenders or DIP Lenders’ liens, claims, interests and adequate protection, as secured creditors of the Debtors as of the Petition Date.

12. Maturity Date. The DIP Facility Obligations shall be due and payable, without notice or demand, on the Maturity Date.
13. Restrictions on the Debtors. Other than the Carve-Out, no claim having a priority superior or pari passu with those granted by this Interim Order to the DIP Lenders shall be granted or permitted by any order of the Court heretofore or hereafter entered in the cases, while any portion of the DIP Facility (or refinancing thereof) or the commitment thereunder remain outstanding without the consent of the DIP Lenders. Except as may be expressly permitted by the DIP Credit Agreement, the Debtors will not, at any time during the cases, grant mortgages, security interests, or liens in the Collateral or any portion thereof to any other parties pursuant to Bankruptcy Code § 364(d) or otherwise without the consent of the DIP Lenders.

14. Lien Perfection. This Interim Order shall be sufficient and conclusive evidence of the priority, perfection and validity of all of the liens and security interests in and upon the Collateral granted pursuant to this Interim Order and/or the DIP Facility Documents, without the necessity of (a) filing, recording or serving any financing statements, mortgages, deeds of trust or other agreements, documents or instruments which may otherwise be required under federal or state law in any jurisdiction (collectively, the “Lien Recording Documents”), (b) taking possession of Collateral or evidence thereof (provided, that, without limiting the foregoing, any third party in possession of any Collateral is hereby deemed a bailee for the benefit of and on behalf of the DIP Lenders) or (c) taking any other action to validate or perfect the liens and security interests granted in this Interim Order and/or the DIP Facility Documents. If the DIP Agent shall, in its discretion, elect for any reason to file any such Lien Recording Documents with respect to such liens and security interests, the Debtors are authorized and directed to execute, or cause to be executed, all such Lien Recording Documents upon the DIP Agents request and the filing, recording or service thereof (as the case may be) of such Lien Recording Documents shall be deemed to have been made at the time of and on the Petition Date. The DIP Agent may, in its discretion, without seeking modification of the automatic stay under Bankruptcy Code § 362, file a certified copy of this Interim Order in any filing or recording office in any county or other jurisdiction in which the Debtors have an interest in real or personal property and, in such event, the subject filing or recording officer is authorized to file or record such certified copy of this Interim Order. To the extent that any applicable non-bankruptcy law would otherwise restrict the grant, scope, enforceability, attachment or perfection of the liens and security interests authorized or created hereby, or otherwise would impose filing or registration requirements with respect thereto, such law is preempted to the maximum extent permitted by the Bankruptcy Code, applicable federal law, and the judicial power of this Court (provided that if the DIP Lenders take steps to perfect their liens and security interests under otherwise applicable state law, they do so without waiving the benefits of this provision of this Interim Order). In the event that any Lien Recording Document which the DIP Lenders elect to file in accordance with this paragraph contains any limitations, defects, deficiencies or other information which might otherwise limit or adversely affect the DIP Lenders’ liens upon and security interests in the Collateral or any of the DIP Lenders’ claims, rights, priorities and/or protections afforded under this Interim Order and/or the DIP Facility Documents, such limitations, defects, deficiencies or other information shall not impair, limit, restrict or adversely affect in any way any of the DIP Lenders’ liens and security interests in the Collateral or their claims, rights, priorities and/or protections granted under this Interim Order and/or the DIP Facility Documents.
15. Modification of Automatic Stay. Subject only to the provisions of the DIP Credit Agreement and without further order from this Court, the automatic stay provisions of Bankruptcy Code § 362 are vacated and modified to the extent necessary to permit the DIP Lenders to implement the provisions of the DIP Facility Documents and this Interim Order including exercising, upon the occurrence and during the continuance of any Event of Default, all rights and remedies provided for in the DIP Facility Documents; provided, however, that the automatic stay shall not be deemed vacated and modified with respect to the exercise by the DIP Lenders of any rights or remedies with respect to the Collateral following an Event of Default unless and until the Required DIP Lenders have given the Borrowers and the Office of the United States Trustee five (5) days’ prior notice of the DIP Lenders’ intention to exercise such remedies. Notwithstanding the occurrence of an Event of Default or the Maturity Date or anything herein, all of the rights, remedies, benefits, and protections provided to the DIP Lenders under the DIP Facility Documents and this Interim Order shall survive the Maturity Date.

16. Binding Effect of Interim Order and DIP Facility Documents.
(e) The Debtors irrevocably waive any right to seek any modifications or extensions of this Interim Order without the prior written consent of the DIP Lenders as authorized under the DIP Credit Agreement to give such consent, and no such consent shall be implied by any other action, inaction or acquiescence by the DIP Lenders.
(f) The provisions of this Interim Order and any actions taken pursuant hereto shall survive entry of any order which may be entered converting the Debtors’ Chapter 11 cases to Chapter 7 cases, dismissing any of the Debtors’ bankruptcy cases (in the case of any such dismissal, to the maximum extent permitted under the Bankruptcy Code and other applicable law) or any order which may be entered confirming or consummating any plan of reorganization of the Debtors; and the terms and provisions of this Interim Order as well as the priorities of payment, liens, and security interests granted pursuant to this Interim Order and the DIP Facility Documents shall continue in this or any superseding case under the Bankruptcy Code, and such priorities of payment, liens and security interests shall maintain their priority as provided by this Interim Order until all Obligations are indefeasibly paid and satisfied in full; provided that all obligations and duties of the DIP Lenders hereunder, under the DIP Facility Documents or otherwise with respect to any future loans and advances or otherwise shall terminate immediately upon the earlier of the date of any Event of Default, the Maturity Date or the date that a plan of reorganization of the Debtors becomes effective unless the DIP Lenders, as required under the DIP Facility Documents, have given their express prior written consent thereto, no such consent being implied from any other action, inaction or acquiescence by the DIP Lenders.

(g) The provisions of this Interim Order and the DIP Facility Documents shall be binding upon and inure to the benefit all parties-in-interest in these cases, including, without limitation, the Debtors, the DIP Lenders, and the Creditors’ Committee, and their respective successors and assigns (including, to the fullest extent permitted by applicable law, any Chapter 7 or Chapter 11 trustee hereinafter appointed or elected for any Debtor’s estate, an examiner appointed pursuant to Bankruptcy Code § 1104 (subject to entry of a Final Order) or any other fiduciary hereafter appointed as a legal representative of the Debtors or with respect to the property of the Debtors’ estates), and shall inure to the benefit of the Debtors, the DIP Lenders, and the Creditors’ Committee, and their respective successors and assigns; provided, however, that DIP Lenders shall have no obligation to extend any financing to any Chapter 7 trustee or similar responsible person appointed for the Debtors’ estates.
17. Survival. The rights of the DIP Lenders under the DIP Facility Documents or this Interim Order, the provisions of this Interim Order and any actions taken pursuant hereto shall survive the entry of any order (i) confirming a plan or plans of reorganization in these cases (and, to the extent not satisfied in full in cash, the DIP Facility Obligations shall not be discharged by the entry of any such order, or pursuant to Bankruptcy Code § 1141(d)(4), the Debtors having hereby waived such discharge); (ii) converting any case to a chapter 7 case; or (iii) dismissing any case, and the terms and provisions of this Interim Order as well as the Super-Priority Claims and the DIP Facility Liens granted to and conferred upon the DIP Lenders and the protection afforded to the DIP Lenders pursuant to this Interim Order and the DIP Facility Documents shall continue in full force and effect notwithstanding the entry of any such order, and such claims and liens shall maintain their priority as provided by this Interim Order and the DIP Facility Documents and to the maximum extent permitted by law until all of the DIP Facility Obligations shall have been paid and satisfied in full in accordance with the provisions of the DIP Credit Agreement (and that such DIP Facility Liens, Super-Priority Claims and other protections shall remain binding on all interested parties).

18. Nullifying Pre-Petition Restrictions on Post-Petition Lien Grants. Notwithstanding anything to the contrary contained in any pre-petition agreement, contract, lease, document, note or instrument to which any Debtor is a party or under which any Debtor is obligated, any provision that restricts, limits or impairs in any way any Debtor’s ability or right to grant liens or security interests upon any of the Collateral (including, among other things, any anti-lien granting or anti-assignment clauses in any leases or other contractual arrangements to which any Debtor is a party) under the DIP Facility Documents or this Interim Order or otherwise enter into and comply with all of the terms, conditions and provisions thereof (all such provisions being collectively referred to as the “Restrictive Clauses”) shall not be effective and shall be unenforceable against any such Debtor and the DIP Lenders to the maximum extent permitted under the Bankruptcy Code and other applicable law, but only with respect to the entry of this Interim Order granting such postpetition financing, and, therefore, shall not adversely affect the validity, priority or enforceability of the liens, security interests, claims, rights, priorities and/or protections granted to the DIP Lenders pursuant to this Interim Order and/or the DIP Facility Documents or any of the rights of the DIP Lenders hereunder or thereunder to the maximum extent permitted under the Bankruptcy Code and other applicable law. Such Restrictive Clauses shall not, to the maximum extent permitted under the Bankruptcy Code and applicable law, render any contract or lease unable to be assumed and/or assigned by any Debtor (or by the DIP Lenders pursuant to the provisions contained in this Interim Order), or in any way impair or limit the ability or right of any Debtor (or by the DIP Lenders, on behalf of any Debtor, pursuant to the provisions contained in this Interim Order) to assume and/or assign any contract or lease under Bankruptcy Code § § 365 or 1123.

19. After-Acquired Property. Except as otherwise provided in this Interim Order, pursuant to Bankruptcy Code § 552(a), all property acquired by the Debtors after the Petition Date, including, without limitation, all Collateral pledged or otherwise granted to the DIP Lenders, on behalf of itself, pursuant to the Debtors’ use of Cash Collateral, the DIP Facility Documents and this Interim Order, is not and shall not be subject to any lien of any person or entity resulting from any security agreement entered into by the Debtors prior to the Petition Date (other than Permitted Encumbrances), except to the extent that such property constitutes proceeds of property of the Debtors that is subject to a valid, enforceable, perfected, and unavoidable lien as of the Petition Date which is not subject to subordination under Bankruptcy Code §510(c) or other provisions or principles of applicable law.
20. Access to the Debtors. Without limiting the rights of access and information afforded the DIP Lenders under the DIP Facility Documents, the Debtors shall permit representatives, agents and/or employees of the DIP Lenders to have reasonable access to its premises and records during normal business hours (without unreasonable interference with the proper operation of the Debtors’ business) and shall cooperate, consult with, and provide to such representatives, agents and/or employees all such non-privileged information as they may reasonably request.
21. Amendment to DIP Facility Documents. The DIP Lenders, with the consent of the Debtors, are authorized to amend and/or modify the DIP Credit Agreement or any other DIP Facility Documents without further order of the Court; provided that any such amendments or modifications must be in writing and served upon counsel for the Creditors’ Committee (if appointed at such time) and the U.S. Trustee; provided, further that any amendments or modifications that would have the effect of shortening the maturity date of the facilities or the aggregate fees payable, or the rate or amount of interest payable, under the DIP Facility Documents shall be done only pursuant to further order of the Court; provided, however, that any amendment or modification to increase the aggregate amount of borrowings permitted must be in writing, filed with the Court and served upon counsel for the Creditors’ Committee (if appointed at such time), the Creditors’ Committee, the U.S. Trustee and all parties who filed requests for notices under Bankruptcy Rule 9010(b) or were entitled to notice under Bankruptcy Rule 2002, and such parties shall have five (5) days to object to such amendment or modification or it shall become effective.

22. Insurance Policies. Upon entry of this Interim Order, the DIP Agent shall be, and shall be deemed to be, without any further action or notice, named as an additional insured and loss payee on each insurance policy maintained by the Debtors which in any way relates to the Collateral. The Debtors shall request that the holders of all property policies pursuant to which the Debtors are additional named insured, if any, name the DIP Agent as an additional insured or loss payee of the insured parties, in case of loss. Certificates of insurance of the Debtors with respect to the foregoing policies are to be delivered to the DIP Agent.
23. Conclusive Evidence of Obligations. The terms, conditions and covenants of the DIP Credit Agreement and the other DIP Facility Documents shall be sufficient and conclusive evidence of the borrowing and financing arrangements among the Debtors and the DIP Lenders for all purposes, including, without limitation, the Debtors’ obligation to pay all principal, interest, fees required under the Loan Documents and all Lender Expenses as more fully set forth and to the extent provided in the DIP Credit Agreement and the other DIP Facility Documents.

24. Maintenance of Collateral. The Debtors shall not sell transfer, lease, license or otherwise dispose of, or grant options, warrants or other rights with respect to, any of the Collateral or the Pre-Petition Collateral (including any capital stock or Indebtedness of any Person), except (a) sales, transfers, leases or other dispositions of Inventory or rights to Inventory in the ordinary course of business; (b) sales, transfers, leases or other dispositions of assets to a Borrower; (c) the discount or sale, in each case without recourse and in the ordinary course of business, of receivables more than ninety (90) days overdue and arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables); (d) sales or other dispositions in the ordinary course of business of equipment and other tangible assets that have become obsolete, uneconomic, worn-out or no longer useful; (e) Restricted Payments permitted by the terms of the DIP Credit Agreement; (f) dispositions of cash and Cash Equivalents in the ordinary course of business; (g) nonexclusive licenses of Intellectual Property of the Borrowers entered into in the ordinary course of business consistent with past practice; (h) sales or other dispositions approved by the Bankruptcy Court; and (i) sales and other dispositions of assets provided for and disclosed in the Agreed Budget. Nothing contained in this paragraph shall limit or impair the right of any lessor or other contract party of any Debtor to request that the Court compel the Debtors to assume or reject any lease or license of real or personal property.
25. Remedies upon Occurrence of Event of Default. In the event of any of the following: (a) the failure of the Debtors to perform in any material respect any of their obligations pursuant to this Interim Order, (b) the occurrence and continuation of any “Event of Default” as defined under the DIP Credit Agreement or the other DIP Facility Documents, (c) the termination or non-renewal of the DIP Facility Documents as provided for in the DIP Credit Agreement, or if terminated sooner by an order of this Court, or (d) any termination events occurring under the Agreement (each of the foregoing being referred to in this Interim Order, individually, as an “Event of Default” and collectively, as the “Events of Default”); then (unless such Event of Default is specifically waived in writing by the DIP Lenders as provided for in the DIP Facility Documents, which waiver shall not be implied from any other action, inaction or acquiescence by such the DIP Lenders) the Agent or the DIP Lenders may: (i) terminate or reduce the Commitments, whereupon the Commitments shall immediately be terminated or reduced, (ii) declare all or a portion of the DIP Loans then outstanding to be due and payable, whereupon all or such portion of the aggregate principal of such DIP Loans, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and all other Obligations shall become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers and (iii) exercise any and all of its other rights and remedies hereunder, under the other Loan Documents, under Applicable Law and otherwise; provided, however, notwithstanding anything to the contrary contained herein, the DIP Lenders shall be permitted to exercise any remedy in the nature of a liquidation of, or foreclosure on, any interest of Borrower in the Collateral only upon five (5) Business Days’ prior notice to the Debtors, the United States Trustee for the District of Delaware, and any counsel approved by the Bankruptcy Court for the Creditors’ Committee of the DIP Lenders’ intention to exercise such remedies. Upon the occurrence of an Event of Default and the exercise by the DIP Lenders of their rights and remedies under the DIP Credit Agreement and the other DIP Facility Documents, the Debtors shall assist the DIP Lenders to the extent practicable in effecting a sale or other disposition of the Collateral upon such terms as are designed to maximize the proceeds obtainable from such sale or other disposition. Nothing contained in this Interim Order or otherwise shall be construed to obligate the DIP Lenders in any way to lend or advance any additional funds to the Debtors, or provide other financial accommodations to the Debtors upon or after the occurrence of an Event of Default.

26. Collateral Rights. Until all of the Obligations shall have been indefeasibly paid and satisfied in full in immediately available funds and without further order of the Court:
(a)  In the event that any party who holds a lien or security interest in any of the Collateral that is junior and/or subordinate to the liens and claims of the DIP Lenders in such Collateral receives or is paid proceeds of the Collateral prior to the indefeasible payment and satisfaction in full of all Obligations, such junior or subordinate lienholder shall be deemed to have received, and shall hold, such Collateral proceeds in trust for the DIP Lenders and shall immediately turnover to the DIP Agent such proceeds for application to the Obligations in accordance with the DIP Facility Documents and/or this Interim Order;
(b) Upon the acceleration of the Obligations following an Event of Default, and subject to the DIP Agent providing the notice required by this Interim Order or the DIP Credit Agreement, in connection with a liquidation of any of the Collateral, the DIP Lenders (or any of their employees, agents, consultants, contractors or other professionals) shall have the right, at the cost and expense of the Debtors to be added to the Obligations, subject to applicable law to: (i) enter upon, occupy and use any personal property, fixtures and equipment owned or leased by the Debtors and (ii) use any and all trademarks, tradenames, copyrights, licenses, patents or any other similar assets of the Debtors, which are owned by or subject to a lien of any third party and which are used by the Debtors in their businesses. If the DIP Lenders exercises any remedies provided for in this paragraph, the DIP Lenders will be responsible for the payment of any applicable fees, rentals, royalties or other amounts due such lessor, licensor or owner of such property for the period of time that the DIP Lenders actually use the equipment or the intellectual property (but in no event for any accrued and unpaid fees, rentals or other amounts due for any period prior to the date that the DIP Lenders actually occupy or use such assets or properties); and

(c) Upon the acceleration of the Obligations following an Event of Default, and subject to the DIP Lenders providing the notice required by this Interim Order, as well as five (5) days notice to any Debtor’s real property lessor of the DIP Lenders’ intention to enter onto or into such lessor’s leased premises to remove or otherwise dispose of any Collateral located at such leased premises in accordance with the terms of this paragraph, the DIP Lenders shall have the right, following the expiration of such five (5) days notice period described in this paragraph, to enter onto or into such leased premises for the purpose of removing the Collateral from the leased premises or selling such Collateral at the leased premises, in each case subject to the applicable terms of such Debtor’s lease arrangements with such lessor to the extent enforceable or effective under the Bankruptcy Code and applicable law and subject to the rights of the DIP Lenders provided for herein. Subject to the following sentence, the Debtors shall remain obligated to perform any obligation and to pay any rent and additional rent due under the terms of their leases at all times to the extent enforceable or effective under the Bankruptcy Code, including during the period commencing upon the DIP Lenders obtaining the right to enter the Debtors’ leased premises in accordance with this paragraph. Nothing herein shall require the DIP Lenders to assume any lease or cure any defaults as a condition to the rights afforded in this paragraph.
27. Reservation of Rights. Entry of this Interim Order shall not be deemed to prejudice any and all rights, remedies, claims and causes of action the DIP Lenders may have against third parties, and shall not prejudice the rights of the DIP Lenders from and after the entry of this Interim Order to seek any other relief in the Debtors’ Chapter 11 cases. Entry of this Interim Order shall not in any way constitute: (a) a preclusion or a waiver of any right of the DIP Lenders to file, or to prosecute if already filed, a motion for relief from stay, a motion or request for other relief, including but not limited to any adversary proceeding; (b) agreement, consent, or acquiescence to the terms of any plan of reorganization by virtue of any term or provision of this Interim Order; (c) a preclusion or waiver to assert any other rights, remedies or defenses available to the DIP Lenders, or to respond to any motion, application, proposal, or other action, all such rights, remedies, defenses and opportunities to respond being specifically reserved by the DIP Lenders; or (d) a preclusion, waiver or modification of any rights or remedies that the DIP Lenders have against any other person or entity.

28. Restrictions on Additional Use of Cash Collateral, Additional Financing. All postpetition advances and other financial accommodations under the DIP Credit Agreement and the other DIP Facility Documents are made in reliance on this Interim Order and in the event that an order is entered at any time in the Debtors’ Chapter 11 cases or in any subsequently converted case under Chapter 7 of the Bankruptcy Code (other than the Final Order) which (a) authorizes the use of cash collateral of the Debtors in which the DIP Lenders have an interest or the sale, lease, or other disposition of property of the Debtors’ estates in which the DIP Lenders have a lien or security interest, except as expressly permitted hereunder or in the DIP Facility Documents, or (b) authorizes under Bankruptcy Code § 364 the obtaining of credit or the incurring of indebtedness secured by a lien or security interest which is equal or senior to a lien or security interest in property in which the DIP Lenders hold a lien or security interest, or which is entitled to priority administrative claim status which is equal or superior to that granted to the DIP Lenders herein; then, in each instance described in clauses (a) and (b) of this paragraph, (i) the DIP Lenders as is required by the DIP Credit Agreement shall first have given their express prior written consent thereto, no such consent being implied from any other action, inaction or acquiescence by such the DIP Lenders, or (ii) such other order shall require that all Obligations first shall be indefeasibly paid in full in immediately available funds. The liens and security interests granted to or for the benefit of the DIP Lenders hereunder and the rights of the DIP Lenders pursuant to this Interim Order and the DIP Facility Documents with respect to the Obligations and the Collateral are cumulative and shall not be altered, modified, extended, impaired, or affected by any plan of reorganization of the Debtors and, the DIP Lenders shall expressly consent in writing that the Obligations shall not be repaid in full upon confirmation and effectiveness thereof, shall continue after confirmation and effectiveness of any such plan.

29. Limitation of Liability. Nothing in this Interim Order or the DIP Facility Documents shall in any way be construed or interpreted to impose, or allow the imposition upon the DIP Lenders of, any liability for any claims arising from the prepetition or postpetition activities by the Debtors in the operation of their business or in connection with their restructuring efforts.
30. No Modification or Stay of Interim Order. If any or all of the provisions of this Interim Order or the DIP Credit Agreement are hereafter modified, vacated or stayed, such modification, vacation or stay shall not affect (a) the validity of any obligation, indebtedness or liability incurred by the Debtors to the DIP Lenders prior to the effective date of such modification, vacation or stay, or (b) the validity or enforceability of any security interest, lien, or priority authorized or created hereunder or pursuant to the DIP Facility Documents, as applicable. Notwithstanding any such modification, vacation or stay, any indebtedness, obligations or liabilities incurred by the Debtors to the DIP Lenders prior to the effective date of such modification, vacation or stay shall be governed in all respects by the original provisions of this Interim Order; and the DIP Lenders shall be entitled to all the rights, remedies, privileges and benefits granted herein with respect to all such indebtedness, obligations and/or liabilities. The indebtedness, obligations and/or liabilities of the Debtors to the DIP Lenders under this Interim Order and/or the DIP Facility Documents shall not be discharged by the entry of an order confirming a plan of reorganization in the Debtors’ bankruptcy cases pursuant to Bankruptcy Code § 1141(d)(4) or otherwise, unless and until all indebtedness, Obligations and liabilities of the Debtors to the DIP Lenders are indefeasibly paid in full in accordance with the terms and conditions of the DIP Facility Documents prior to or concurrently with the entry of such order. No indebtedness, Obligation or liability owed by the Debtors to the DIP Lenders under this Interim Order or the DIP Facility Documents, prior to the effective date of any modification, vacation or stay of this Interim Order can, as a result of any subsequent order in these Chapter 11 cases, or in any superseding case, be subordinated, lose its lien priority or super-priority administrative claim status, or be deprived of the benefit of the status of the liens and claims granted to the DIP Lenders under this Interim Order and/or the DIP Facility Documents.

31. Good Faith. The terms of the financing arrangements among the Debtors the DIP Agent and the DIP Lenders have been negotiated in good faith and at arms’ length among the Debtors and the DIP Lenders and any loans, advances or other financial accommodations which are made or caused to be made to the Debtors by the DIP Lenders pursuant to the DIP Facility Documents are deemed to have been made and provided in good faith, as the term “good faith” is used in Bankruptcy Code § 364(e), and shall be entitled to the full protection of Bankruptcy Code § 364(e) in the event that this Interim Order or the DIP Facility Documents or any provisions are hereafter modified, vacated, amended, or stayed by subsequent order of this Court or any other court without the consent of the DIP Lenders.
32. No Marshaling. The DIP Lenders shall not be subject to the equitable doctrine of “marshaling” or any other similar doctrine with respect to any of the Collateral.
33. Section 552(b). The Pre-Petition Lenders shall be entitled to all of the rights and benefits of section 552(b) of the Bankruptcy Code and the “equities of the case” exception under section 552(b) of the Bankruptcy Code shall not apply to the Pre-Petition Lenders, with respect to the proceeds, product, offspring or profits of any of the Collateral.

34. Final Hearing and Objection Date. This matter is set for a Final Hearing at 10:30 a.m. on July 6, 2009, in the United States Bankruptcy Court for the District of Delaware. The Debtors shall promptly mail copies of this Interim Order to (a) the Interim Notice Parties, (ii) all parties who filed requests for notices under Bankruptcy Rule 9010(b) or were entitled to notice under Bankruptcy Rule 2002, (iii) counsel selected by the Creditors’ Committee, if formed, upon its formation if selected by such date, (iv)  the taxing authorities to which the Debtors pay taxes; and (v) those other creditors known to the Debtors who may have liens upon or perfected security interests in any of the Debtors’ assets and properties. Objections to the entry of the Final Order shall be in writing and shall be filed with the Clerk of this Court, on or before June 29, 2009, at 4:00 p.m., with a copy served upon: (i) counsel for the DIP Lenders, Landis Rath & Cobb LLP, 919 N. Market Street, Suite 1800, Wilmington, Delaware 19806, Attn: Adam G. Landis; (ii) counsel for the Debtors, Ciardi Ciardi & Astin, 919 No. Market Street, Suite 700, Wilmington, Delaware 19801, Attn: Daniel K. Astin; (iii) counsel to be selected by the Creditors’ Committee upon its formation if selected by such date; and (iv) the U.S. Trustee. Any objections by creditors or any other party-in-interest to the Motion or any of the provisions of the postpetition financing and cash collateral arrangements among the Debtors and the DIP Lenders shall be deemed waived unless filed and received in accordance with the foregoing on or before the close of business on such date. In the event this Court modifies any of the provisions of this Interim Order and the DIP Facility Documents following such Final Hearing, such modifications shall not affect the rights and priorities of the DIP Lenders pursuant to this Interim Order with respect to the Collateral and any portion of the Obligations which arises, or is incurred or is advanced prior to such modifications (or otherwise arising prior to such modifications), and this Interim Order shall remain in full force and effect except as specifically modified pursuant to such Final Hearing.

35. Conflicting Provisions. Unless otherwise provided in this Interim Order, to the extent the terms and conditions of the DIP Facility Documents are in conflict with the terms and conditions of this Interim Order, the terms and conditions of this Interim Order shall control.
36. Effectiveness. Notwithstanding any Bankruptcy Rule to the contrary, the terms and conditions of this Interim Order shall (a) be immediately enforceable, and (b) not be stayed absent the grant of such stay under Bankruptcy Rule 8005 after a hearing upon notice to the Debtors and the DIP Lenders.

Dated:	June 17, 2009
Wilmington, Delaware

/s/ Mary F. Walrath
The Honorable Mary F. Walrath
United States Bankruptcy Judge

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